EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 30, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (February 2010 – January 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.6%	2.8%	2.8%	15.1%	-0.3%	-0.5%	2.1%	-0.5%	9.9%	-28.6%	0.0	-0.1
B**	-0.6%	2.8%	2.8%	14.5%	-0.9%	-1.1%	1.4%	-1.1%	9.9%	-29.9%	-0.1	-0.1
Legacy 1***	-0.6%	2.9%	2.9%	17.2%	1.7%	1.5%	N/A	1.5%	9.7%	-23.7%	0.2	0.2
Legacy 2***	-0.6%	2.9%	2.9%	17.1%	1.5%	1.3%	N/A	1.3%	9.7%	-24.4%	0.2	0.2
Global 1***	-0.5%	3.0%	3.0%	18.0%	2.3%	1.3%	N/A	1.3%	9.2%	-21.9%	0.2	0.2
Global 2***	-0.6%	2.9%	2.9%	17.8%	2.1%	1.0%	N/A	1.0%	9.2%	-22.4%	0.2	0.2
Global 3***	-0.6%	2.8%	2.8%	16.0%	0.4%	-0.7%	N/A	-0.7%	9.2%	-26.2%	0.0	-0.1

S&P 500 Total Return Index****	-2.8%	-3.0%	-3.0%	14.2%	17.5%	15.6%	7.6%	15.6%	13.0%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	2.2%	8.4%	8.4%	28.2%	7.1%	11.1%	8.1%	11.1%	11.6%	-15.5%	1.0	1.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					30%
Energy	14%	Short	Brent Crude Oil	3.4%	Short	14%	Short	Brent Crude Oil	3.4%	Short
			Crude Oil	3.3%	Short			Crude Oil	3.3%	Short
Grains/Foods	7%	Short	Cotton	1.2%	Short	7%	Short	Cotton	1.2%	Short
			Wheat	0.9%	Long			Wheat	0.9%	Long
Metals	9%	Long	Gold	5.0%	Long	9%	Long	Gold	5.0%	Long
			Copper	1.4%	Short			Copper	1.4%	Short
FINANCIALS	70%					70%
Currencies	21%	Long $	Euro	6.2%	Short	21%	Long $	Euro	6.2%	Short
			Japanese Yen	4.4%	Short			Japanese Yen	4.4%	Short
Equities	23%	Long	S&P 500	5.4%	Long	23%	Long	S&P 500	5.4%	Long
			DJ Eurostoxx 50 Index	2.3%	Long			DJ Eurostoxx 50 Index	2.3%	Long
Fixed Income	26%	Long	U.S. 10-Year Treasury Notes	4.3%	Long	26%	Long	U.S. 10-Year Treasury Notes	4.3%	Long
			U.S. Treasury Bonds	3.4%	Long			U.S. Treasury Bonds	3.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices rallied nearly 6% following a sharp decline in U.S. drilling.  Price increases were also supported by traders locking in profits from recent downtrends in the crude oil markets.  Natural gas prices fell to a 28-month low after U.S. inventories declined less than forecast.

Grains/Foods
U.S. grains prices fell to multi-month lows because of strong supplies.  Cotton markets finished almost 4% higher as strong export sales data supported prices.  Cocoa markets declined because of weakening demand by chocolate producers.

Metals
Precious metals markets declined on strength in the U.S. dollar and in anticipation recent bullish economic data is a sign the U.S. Federal Reserve may raise interest rates sooner-than-expected.  Copper markets finished slightly lower due to an increase in global inventories.

Currencies
The U.S. dollar finished slightly lower following weaker-than-expected economic data.  The British pound moved higher after data showed an improvement in U.K. growth.  The Swiss franc weakened versus global counterparts on speculation the Swiss National Bank may intervene to devalue the currency.

Equities
U.S. equity markets declined after weak corporate earnings prompted selling.  Germany’s Dax Index rallied and hit new all-time highs due to bullish German manufacturing data.  Japan’s Nikkei 225 index rose to a one-month high as weakness in the yen supported the nation’s export industries.

Fixed Income
U.S. Treasury markets rallied after weaker-than-expected U.S. growth data fueled speculation the Federal Reserve will delay raising interest rates.  German Bund markets also finished higher, supported by a flight-to-quality prompted by sharp declines in the Greek debt markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.